AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cyber Defense Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida (State or other jurisdiction of incorporation or organization)	55-0876130 (I.R.S. Employer Identification No.)

10901 Roosevelt Boulevard, Suite 100-D, St. Petersburg, Florida 33716
(Address of principal executive offices) (Zip Code)

2005 Stock Option Plan

(Full Title of the Plan)

William C. Robinson
Chief Executive Officer
10901 Roosevelt Boulevard
St. Petersburg, Florida 33716
Tel: (727) 527-0878
Fax: (727) 527-0873

Copies To:
Arthur Marcus, Esq.
Sunny J. Barkats, Esq.
Gersten Savage, LLP
600 Lexington Avenue
New York, NY 10022
Ph. (212) 752-9700
Fax: (212) 980-5192

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value(2)	2,458,433	$0.20	$491,687	$15.09
Common Stock, (1) $.001 par value	2,500,000	$0.17	$425,000	$13.05
Common Stock, (1) $.001 par value	5,490,405	$0.20	$1,098,081	$33.71
Common Stock, (3) $.001 par value	4,051,162	$0.20	$810,232	$24.87
Common Stock, (3) $.001 par value	500,000	$0.17	$85,000	$2.61
Total	15,000,000		$2,910,000	$89.33

(1)
The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based on 7,990,405 shares of Common Stock issuable upon exercise of options granted under the registrant’s 2005 Stock Option Plan.

(2)	Represents 2,458,433 shares available for future grants under the 2005 Stock Option Plan.
(3)	Represents 4,551,162 shares underlying options previously exercised under the 2005 Stock Option Plan.

EXPLANATORY STATEMENT

This registration statement on Form S-8 registers 10,448,838 shares of Common Stock of Cyber Defense Systems, Inc., $0.001 par value per share, for issuance upon exercise of options granted or to be granted under Cyber Defense Systems, Inc.’s 2005 Stock Option Plan.

This registration statement also includes a reoffer prospectus.  The reoffer prospectus may be utilized for reofferings and resales on a continuous or a delayed basis in the future of up to 4,551,162 shares of common stock that constitute “restricted securities” which have been issued prior to or are issuable after the filing of this registration statement.  The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete.  With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Reoffer Prospectus

4,551,162 Shares
Cyber Defense Systems, Inc.
Common Stock

This reoffer prospectus relates to 4,551,162 shares of our common stock, par value $0.001per share, consisting of 4,551,162 shares issued upon the exercise of options granted under the 2005 Option Plan, which may be offered for sale from time to time by certain stockholders of Cyber Defense Systems, Inc., as described under the caption “Selling Stockholders.”  These stockholders are certain of our officers and employees.  We will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus.  The selling stockholders acquired the common stock pursuant to grants under our 2005 Stock Option Plan and these stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The shares of common stock are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus.  This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction.  Each stockholder that sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act.  Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision.  The shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, each selling stockholder in one or more transactions on the Other the Counter Bulletin Board or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices.  We will not receive any proceeds from any of these sales.  We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.

Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission that we have incorporated herein by reference.

Our common stock is listed on the Over the Counter Bulletin Board (OTCBB) under the trading symbol “CYDF.OB.”  The last reported sale price of our common stock on the OTCBB on March 15, 2007, was $0.085 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this re-offer prospectus is March 27, 2007.

TABLE OF CONTENTS

CYBER DEFENSE SYSTEMS. INC	6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8

USE OF PROCEEDS	8

SELLING STOCKHOLDERS	9

PLAN OF DISTRIBUTION	9

LEGAL MATTERS	10

EXPERTS	10

AVAILABLE INFORMATION	11

DOCUMENTS INCORPORATED BY REFERENCE	11

CYBER DEFENSE SYSTEMS, INC

Cyber Defense Systems, Inc. ("CYDF", the "Company", "we", "us" and "our") was incorporated in the State of Florida on August 19, 2004 and is the successor company to E-City Software, Inc. ("E-City"), a Nevada corporation, pursuant to a change of domicile merger which became effective on September 1, 2004. The change of domicile merger was preceded by another merger with On Alert Systems, Inc. ("On Alert"), which was also merged into CYDF. On Alert was incorporated on March 17, 2003 in the State of Nevada and subsequently acquired a position in our subsidiary, Cyber Aerospace Corp. ("Cyber Aero") in March 2004. As a result of the foregoing, we became the successor to E-City and our shares of common stock began trading on the OTC Bulletin Board under the symbol, "CYDF" on September 7, 2004. On March 31, 2005, our majority owned subsidiary, Cyber Aero, was merged into the Company in order to consolidate operations into one company, with one name, and one group of shareholders. On September 19, 2005 we acquired all the shares of Techsphere Systems International, Inc., ("TSI") a Georgia Corporation for 23,076,923 Class A common shares and 245,455 (45%) of the issued and outstanding shares of Class B common stock.

Our mission is to acquire and/or develop offensive and defensive security technologies that support a full line of interoperable protection disciplines. By acquiring a homogeneous suite of security products through teamed and licensed marketing and distribution agreements, we plan to introduce our new product line to multiple markets. We believe that prospective government and commercial clients of ours seek and all share similar needs: enhanced security, mobile communication platforms and increased surveillance capabilities.

The global war on terror has re-defined this country’s need for security protection both at home and abroad. As continued terror attacks occur around the globe, an entire industry has emerged to provide solutions to support the fight against terror and international homeland defense. Further, most of the civilized world is confronted with on-going threats of terrorism. Existing technology at CYDF along with future planned innovations should help meet these security challenges with cost effective solutions.

CYDF is uniquely positioned to meet these needs today. Existing products include the Techspheres TM SA 60 and SA 90 airships and the scalable CyberBugTM a small-unmanned air vehicle (UAV) and the developmental CyberScoutTM, M.A.R.S.TM MAA and HAA airships. CYDF has targeted a combined market segment that is potentially worth several billion dollars in the next five years. The airships and UAV’s are used primarily to provide persistent surveillance 24/7 and have been updated to include the latest tracking devices for troop and weapon movement. These proposed airships have unique capabilities such as the operational Techspheres TM SA 60 and proposed M.A.R.S.TM Low Altitude Airship (LAA). The airships will have capabilities to carry equipment of up to 500 lbs and 6 to 8 hours of station keeping at altitudes of 8 to 10,000 feet. The Mid Altitude Airship, (MAA) model with specifications including remaining stationary for a minimum of 24 hours carrying equipment up to 1,000 lbs, and operating at minimum altitudes up to 18,000. The U.S. Navy Naval Air Systems Command (NAVAIR) awarded a series of technology proof of concept contracts to CYDF. NAVAIR tested sensor and communication enhancements under development by outside contractors. These systems will be tested and ultimately fielded by CYDF under joint ventures with external strategic partners to provide a fully integrated network from the ground to satellite.

The recent award of a contract between TSI and Sierra Nevada Corporation (SNC), (www.sncorp.com) to complete a new generation Mid Altitude Spherical Airship has provided additional revenue opportunities for the Company. SNC, TSI and Cyber have been designing and testing the various components of the new generation Mid Altitude Airship for the past two years. That includes the unique spherical design and vertical take off and landing systems been designed to operate at altitudes of over 18,000 feet continually for over 24 hours. TSI and Cyber have designed this propulsion and other first generations systems to give this airship many unique features.

The SA 60A recently under constructions with deployment scheduled for mid 2007 as a low altitude corporate sponsorship airship. We less than 50 of these low altitude airships operating in the worlds market the SA 60 could potentially generate reoccurring revenues. The ability to operate at elevations of over 5000 feet and the unique shape and maneuvering characteristics give the SA 60A a distinct market advantage.

Sierra Nevada Corp. ("Sierra") has the exclusive government integration rights and the first right of refusal on all commercial airships. Currently Cyber Defense, TSI and Sierra have been co-developing technologies that will be utilized on both the SA 60 and SA 90 airships.

TSI Holding CO, LLC (THC) was recently reinstated. It has raised over $250,000 of a $2.5 million dollar offering. The purpose of the Company is to initially own and operate non-remote (manned) low-altitude SA 60A helium filled, lighter-than-air airships (“TechspheresTM”) manufactured by TSI, the operating manager and a wholly owned subsidiary of Cyber Defense Systems, Inc. (“Cyber” or the “Manager”). The TechspheresTM will be put into service under a corporate sponsorship to promote brand recognition as well as communication and other technology test operations. The Manager will conduct its future corporate sponsorship and additional low altitude activities through the Company. Cyber will receive Class II units in exchange for the TechspheresTM and its contribution of rights under airship TSI’s license and the production of TSI TechspheresTM SA 60 at actual cost.

THC’s ownership structure shall consist of Class I Unit holders and the sole Class II Unit holder, Cyber. Class I Unit holders shall own, assuming the full subscription of Units offered a total of 25 Units, for an aggregate subscription price of $2.5 million. Upon return from future positive cash flow of the Class I Unit holders total capital contribution, Class I Unit holders shall be entitled to twenty-five percent (25%) of future available cash for distribution, with the remaining seventy-five percent (75%) payable to the Class II Unit holder.

Our initial focus was to market our existing products to the D.O.D homeland defense and intelligence agencies, as this is a substantial market. Understanding our future technology needs requires on-going analysis, and Cyber Defense is poised to address those needs. We intend to further expand into other market segments that require enhanced security, mobile communication platforms and increased surveillance capabilities. Examples of market segments include, but are not limited to: industrial plants, chemical plants, nuclear sites, oilrigs, oil pipelines, and ports.

Our headquarters are located at 10901 Roosevelt Boulevard, St. Petersburg, Florida 33716, and our telephone number at that address is (727) 577-0878.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on management’s beliefs and assumptions, current expectations, estimates and projections.  Such statements, including statements relating to our expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws.  These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions.  These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation: the effect of our acquisition strategy on future operating results, including our ability to effectively integrate acquired companies into our existing operations; the uncertainty of acceptance of new products and successful bidding for new contracts; the effect of technological changes or obsolescence relating to our products and services; and the effects of government regulation or shifts in government policy, as they may relate to our products and services, and other risks or uncertainties detailed in our SEC filings.  Given these uncertainties, you should not rely on forward-looking statements.  We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All proceeds from the sale of the common stock offered hereby will be for the accounts of the selling stockholders.  We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby.  If all options are exercised that are currently outstanding under the plan for cash, then the Company will receive an aggregate of $1,523,081. The Company has received proceeds of $895,232 from the exercise of options for 4,551,162 shares of Class A Common Stock. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any selling stockholder will be borne by such selling stockholder.

SELLING STOCKHOLDERS

Name of Employee	Options Granted at $0.20 per share	Options Granted at $0.17 per share	Total Number of Class A Shares underlying Options granted(1)	Number of Class A Shares Exercised Under the 2005 Stock Option Plan(2)

J. Alman(2)	1,250,000	-	1,250,000	371,682
B. Robinson(2)	1,750,000	500,000	2,250,000	2,250,000
J. Stephens(2)	325,000	-	325,000	-
D. Barnes(2)	750,000	-	750,000	55,000
R. Robinson(2)	390,000	-	390,000	73,725
M. Lawson (2)	750,000	500,000	1,250,000	254,857
F. Lively (2)	825,000	500,000	1,325,000	579,365
E. Pickett	325,000	-	325,000	12,238
K. Vierela (2)	458,567	-	458,567	458,567
J. Youngbeck	675,000	-	675,000	384,641
A. Bilge	104,000	-	104,000	-
W. Elkins	156,000	-	156,000	-
T. Holtzclaw	104,000	-	104,000	-
D. Williams	104,000	-	104,000	-
Joseph A. Grace, Jr. (2)	500,000	500,000	1,000,000	60,250
Marinko Vekovic (2)	500,000	500,000	1,000,000	-
Stephen I. Johnson (2)	500,000	500,000	1,000,000	50,837
David Shelton	75,000	-	75,000	-
Total	9,541,567	3,000,000	12,541,567	4,551,162

(1)	Each of the options have a ten-year term and all are fully vested upon grant or as accelerated in September, 2006 by the Board.
(2)	Options to be granted in lieu of restricted shares issued for fiscal 2006 pursuant to executive employment agreements.

PLAN OF DISTRIBUTION

The shares of common stock covered by this reoffer prospectus are being registered by us for the account of the selling stockholders.

The shares of common stock offered hereby may be sold from time to time directly by or on behalf of each selling stockholder in one or more transactions on the OTCBB or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices.  The selling stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers.  Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both.  Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of common stock.  Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder or other party selling such shares.  In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers.  In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with.  Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144.  There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby.

The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act of 1933.

We have notified the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Gersten Savage, LLP 600 Lexington Avenue, New York, New York.

EXPERTS

The financial statements of Cyber Defense Systems, Inc., as of and for the year ended December 31, 2005, incorporated by reference in this prospectus, have been included in reliance upon the report of Hansen, Barnett & Maxwell, P.C., an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  We also make available on our web site (www.drs.com), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, as soon as practical after we file these reports with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

You should only rely on the information included or incorporated by reference in this reoffer prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  The common stock is not being offered in any state where the offer is not permitted.  You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), which means that we disclose important information to you by referring to another document filed separately with the SEC.  The information contained in the documents we are incorporating by reference is considered to be a part of this prospectus, and the information that we later file with the SEC will automatically update and supercede the information contained or incorporated by reference in this prospectus.  Accordingly, we incorporate by reference:

(1)	The Company’s Annual Report on Form 10-KSB/A for the Year Ended December 31, 2005. (File No.333-46424)

(2)	The Company’s Information Statement on Schedule 14C filed on September 18, 2006

(3)	The Company’s Quarterly Reports on Form 10-QSB/A for the Quarters Ended March 31, 2006, June 30, 2006, and September 30, 2006

(4)	Company’s Registration Statement on Form SB-2 filed on June 30, 2006

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

This registration statement on Form S-8 under the Securities Act of 1933, as amended, will be filed with the Securities and Exchange Commission for the registration of the shares of common stock offered by this prospectus. Cyber Defense Systems Inc. will provide without charge to each person to whom a copy of a Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to: Cyber Defense Systems Inc., 10901 Roosevelt Blvd., Suite 100-D, St. Petersburg, Florida 33716
Telephone: (727) 577-0878

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of certain documents by reference.

The following documents previously filed by Cyber Defense Systems Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(1)	The Company’s Annual Report on Form 10-KSB/A for the Year Ended December 31, 2005. (File No.333-46424)

(2)	The Company’s Information Statement on Schedule 14C filed on September 18, 2006

(3)	The Company’s Quarterly Reports on Form 10-QSB/A for the Quarters Ended March 31, 2006, June 30, 2006, and September 30, 2006

(4)	Company’s Registration Statement on Form SB-2 filed on June 30, 2006

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information appearing in this registration statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

The Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to: Cyber Defense Systems Inc., 10901 Roosevelt Blvd., Suite 100-D, St. Petersburg, Florida 33716. Telephone: (727) 577-0878

Item 4. Description of securities

The description of the Company’s Common Stock, $0.001 par value, is incorporated herein by reference to the Company’s Registration Statement on Form SB-2 filed on June 30, 2006.

Item 5. Interests of named experts

Not applicable.

Item 6. Indemnification of officers and directors

The Bylaws of the Company provide that the Company shall indemnify directors and officers of the Company. The pertinent section of Florida law is set forth below in full.

Cyber Defense System, Inc.

Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Section 07.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7. Exemption from registration claimed

Not applicable.

Item 8. Exhibits

5.1	Opinion of Gersten Savage LLP

10.1	2005 Stock Option Plan. (incorporated by reference to the Company’s Information Statement on Schedule 14C filed on September 18, 2006)

23.1	Consent of Hansen, Barnett & Maxwell PC

23.2	Consent of Gersten Savage LLP (included in Exhibit 5.1)

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement, provided, however, that paragraphs 9(1)(i) and 9(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in South Florida

CYBER DEFENSE SYSTEMS INC.

By: /s/ Billy Robinson
William C. Robinson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

March 27, 2007,
Title
/s/ William Robinson
William C. Robinson	Chairman, Chief Executive Officer and Director

/s/ David Barnes
David M. Barnes	Chief Financial Officer

/s/ Michael Lawson
Michael Lawson	Director

/s/ Frank Lively
Frank Lively	Director

/s/ Stephen Johnson
Stephen I. Johnson	Director

/s/ Marinko Vekovic
Marinko Vekovic	Director

/s/ Joseph Grace
Joseph A Grace Jr.	Director

EXHIBIT INDEX

5.1	Opinion of Gersten Savage LLP

10.1	2005 Stock Option Plan. (incorporated by reference to the Company’s Information Statement on Schedule 14C filed on September 18, 2006)

23.1	Consent of Hansen, Barnett & Maxwell PC

23.2	Consent of Gersten Savage LLP (included in Exhibit 5.1)